CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the inclusion in this Amendment No. 2 on Form 10-K/A to Gastar Exploration Ltd.'s and Gastar Exploration USA, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, of our report dated September 17, 2013, with respect to estimates of reserves and future net revenue of Gastar Exploration Ltd., as of December 31, 2012.

                                                                                 NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ G. Lance Binder
G. Lance Binder, P.E.
Executive Vice President

Dallas, Texas
October 21, 2013